United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the "Company," "we" or "our"), Deutsche Bank Trust Company Americas, as a lender and other lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc. and Wells Fargo Bank, N.A., as joint lead arrangers and book managers and Wells Fargo Bank, N.A., as syndication agent entered into a $100,000,000 senior secured revolving credit facility (the "Credit Agreement").  The Company drew $71,180,062.88 on the facility, which was used to repay in its entirety the existing credit agreement, dated as of January 25, 2006, among the Company, the guarantors party thereto, Deutsche Bank AG Cayman Islands Branch, as a lender, and Deutsche Bank AG New York Branch, as administrative agent.  Any remaining amount available under the revolving credit facility will be used for working capital, capital expenditures and general corporate purposes, including share repurchases.  The revolving credit facility under the Credit Agreement will mature on November 30, 2011.

On November 30, 2006, as required by the Credit Agreement, we also entered into a Security Agreement between Shuffle Master, Inc. and the guarantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral agent.

The Credit Agreement and the Security Agreement are included herein as Exhibit 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

Credit Agreement, dated November 30, 2006, among Shuffle Master, Inc., Deutsche Bank Trust Company Americas, as a lender and other lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as administrative agent, Deutsche Bank Securities Inc. and Wells Fargo Bank, N. A ., as joint lead arrangers and book managers and Wells Fargo Bank, N.A., as syndication agent.

10.2	Security Agreement, dated November 30, 2006, between Shuffle Master, Inc. and the guarantors party thereto in favor of Deutsche Bank Trust Company Americas, as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: December 6, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer